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                                                                   EXHIBIT 10.18

                      SECOND AMENDMENT TO PROMISSORY NOTE

      This SECOND AMENDMENT TO PROMISSORY NOTE (this "Second Amendment") is made as of the 4th day of February, 1998 (the "Effective Date") by and between THE KEITH COMPANIES, INC., a California corporation, KEITH INTERNATIONAL, INC., a California corporation, THE KEITH COMPANIES-NORTH COUNTIES, INC., a California corporation, KEITH ENGINEERING, INC., a California corporation, THE KEITH COMPANIES-HAWAII, INC., a Hawaii corporation, and ARAM H. KEITH, an individual (collectively, jointly and severally, "Maker"), and MORENO CORPORATE CENTER, L.L.C., a Delaware limited liability company ("Holder").

                                   RECITALS

      A. Maker and Holder have entered into that certain Promissory Note dated as of August 1, 1996 (the "Original Note") whereby Maker promised to pay Holder the principal sum of Two Hundred Seventy-Three Thousand Eight Hundred Ninety-Two and 96/100 Dollars ($273,892.96) plus interest as specified in the Original Note, and that certain First Amendment to the Original Promissory Note dated April 29th, 1997 (the "First Amendment"). The Original Note, as amended by the First Amendment and now amended by this Second Amendment, shall be referred to herein as the "Note".

      B. Maker and Holder desire to extend the time for repayment under the First Amendment and further amend the First Amendment and Original Note as provided herein.

                                   AGREEMENT

      NOW, THEREFORE, with respect to the foregoing facts and in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

 1.   Principal Sum. Due to certain accrued and unpaid interest under the
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      Original Note and First Amendment, Maker currently owes Holder Two Hundred
      Four Thousand Three Hundred Eighty-nine and 21/100 Dollars ($204,389.21), as of January 31, 1998, under the Note (the "Principal Sum").

 2.   Interest Rate. The Principal Sum outstanding from time to time shall bear
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      interest on a per annum basis at the Bank of America "reference rate" (as announced from time to time) plus three percent (3%) ("Note Rate"). As used here, "reference rate" means the per annum rate of interest publicly announced from time to time by Bank of America at San Francisco, California, as its "Reference Rate." See paragraph 4.a. of this Second Amendment for additional details.

 3.   Term. All unpaid principal and interest shall be due under the Note by
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      February 1, 2000.

 4.   Payment of Principal and Interest. The Principal Sum and all accrued and
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      unpaid interest shall be due and payable in arrears as follows:
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     a.  Commencing on March 1, 1998, and continuing on the first (1st) day of each calendar month thereafter, through and including the payment due February 1, 2000, Maker shall pay to Holder monthly principal and interest payments totaling Nine Thousand Five Hundred Seventy-three and 66/100 Dollars ($9,573.66). This monthly principal and interest payment of Nine Thousand Five Hundred Sevety-three (sic.) and 66/100 Dollars ($9,573.66) is based upon a Note Rate of Eleven and One-half Percent (11.5%) determined in accordance with paragraph 2 of this Second Amendment. This principal and interest amount can increase/decrease during the term of this Note. If the Note Rate changes, a new monthly payment of principal and interest shall be calculated by re-amortizing the then principal amount outstanding at the new Note Rate over the remaining term of the Note. The Note Rate can only change once a month and the Note Rate to be utilized in determining the monthly principal and interest payment shall be the Note Rate that exists on the First
         (1st) day of the previous calendar month that a payment is due; and

      b. An amortization schedule is attached as Exhibit "A", based upon the monthly principal and interest payment of Nine Thousand Five Hundred Seventy-three and 66/100 Dollars ($9,573.66). This amortization schedule may change depending upon the Note Rate and is mainly intended to serve as an example.

5.    Prepayment. Maker may prepay some or all of the principal of the Note, as
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      amended hereby, without any penalty or premium. All payments under the
      Note, as amended hereby, shall be credited first to accrued interest then due and thereafter to unpaid principal.

6.    Confirmation of Existing Note. Except as expressly modified herein, the
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      Note shall remain as originally stated. Maker and Holder hereby confirm and ratify each of the provisions of the Note as amended herein.

7.    Counterparts. This Second Amendment may be executed in one or more
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      counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
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      IN WITNESS WHEREOF, Maker and Holder do hereby execute this Second
Amendment as of the date first written above.

"MAKER"

Aram H. Keith, an individual

KEITH ENGINEERING, INC.
a California corporation

by: /s/ Aram H. Keith
its: President

KEITH INTERNATIONAL, INC.,
a California corporation

by: /s/ Aram H. Keith
its: President

THE KEITH COMPANIES, INC.
a California corporation

by: /s/ Aram H. Keith
its: President

THE KEITH COMPANIES-NORTH COUNTIES, INC.
a California corporation

by: /s/ Aram H. Keith
its: President

THE KEITH COMPANIES-HAWAII, INC.
a Hawaii Corporation

by:  /s/ Aram H. Keith
its: President

HOLDER: MORENO CORPORATE CENTER, L.L.C.;
a Delaware limited liability company
by: TCW Asset Management Company, its manager

by:  /s/ Russel S. Bernard                           by: Marc Porosoff
its:  Authorized Signatory                           its: Authorized Signatory